UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 17, 2023

Verb Technology Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3401 North Thanksgiving Way, Suite 240 Lehi, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification of Rights to Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As set forth in Form 8-K dated April 14, 2023, Verb Technology Company, Inc. (the “Company”) held a Special Meeting at which stockholders voted to authorize the Company’s board of directors to effect a reverse stock split of the outstanding shares of common stock within one (1) year of April 10, 2023, at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-forty (1-for-40) and to amend the Company’s articles of incorporation to increase the number of authorized common stock from 200,000,000 to 400,000,000 shares. On April 17, 2023, the Company filed a Certificate of Amendment of Articles of Incorporation (the “Certificate of Amendment”) effecting a reverse stock split with a ratio of 1-for-40 (the “Reverse Split”) and reflecting an increase in the Company’s authorized shares of common stock from 200,000,000 to 400,000,000. As a result of the Reverse Split, every 40 shares of the Company’s issued and outstanding common stock shall have automatically converted into one share of common stock, without any change in the par value per share and will begin trading on a post-split basis under the Company’s existing trading symbol, “VERB,” when the market opens on April 19, 2023.

A total of approximately 3,840,254 shares of common stock were issued and outstanding immediately after the Reverse Split. No fractional shares will be outstanding following the Reverse Split. Any holder who would have received a fractional share of common stock will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

In addition, effective as of the same time as the Reverse Split, proportionate adjustments were made to all then-outstanding options and warrants with respect to the number of shares of common stock subject to such options or warrants and the exercise price thereof.

The new CUSIP number for common stock following the Reverse Split is 92337U 203. For more information about the Reverse Split, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 28, 2023 the (“Proxy Statement”).

The text of the Certificate of Amendment is filed as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 18, 2023, the Company issued a press release announcing the Reverse Split, the text of which is furnished as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” with the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation
99.1	Press Release, dated April 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2023	VERB TECHNOLOGY COMPANY, INC.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer